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                                                               EXECUTION VERSION

                 AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of April 27, 2001, by and among iVillage Inc., a Delaware corporation (the "Parent"), Stanhope Acquisition Sub, LLC, a Delaware limited liability company (the "Merger Sub") and wholly owned subsidiary of the Parent, and Women.com Networks, Inc., a Delaware corporation (the "Company"), amends the Agreement and Plan of Merger, dated as of February 5, 2001, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of February 22, 2001, by and among Parent, Merger Sub and the Company (the "Amended Agreement").

                                   BACKGROUND

A. The parties to the Amended Agreement wish to amend certain provisions of the Amended Agreement.

B. Parent and the Company wish to provide for the issuance of Parent stock options upon completion of the Merger.

C. Parent and the Company wish to require the approval by the Required Vote of the stockholder proposal increasing the number of authorized shares of Parent Common Stock as a condition to the completion of the Merger.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


1. The reference in the definition of "Required Vote" to Section 5.16 is hereby deleted and replaced with a reference to Section 5.15.

2. Section 2.4(e) of the Amended Agreement is hereby amended in its entirety to read as follows:

                  "(e) STOCK OPTIONS. At the Effective Time, the Parent shall issue to each holder of Company Stock Options held immediately prior to the Effective Time (a "Prior Option") employed by the Parent at the Effective Time (a "Prior Optionee") an option to purchase shares of Parent Common Stock (a "Parent Option") for that number of whole shares of Parent Common Stock determined in accordance with the following schedule:

                           (i) For Company Stock Options with an exercise price
                  per share of $0.25 or less, the whole number of shares issuable upon exercise of the Parent Option shall be 1/2 the number of shares issuable upon exercise of the Prior Option;

                           (ii) For Company Stock Options with an exercise price
                  per share of more than $0.25 but not more than $0.45, the whole number of shares issuable upon exercise of the Parent Option shall be 1/4 the number of shares issuable upon exercise of the Prior Option;


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                                                               EXECUTION VERSION

                           (iii) For Company Stock Options with an exercise
                  price per share of more than $0.45 but not more than $1.25, the whole number of shares issuable upon exercise of the Parent Option shall be 1/5 the number of shares issuable upon exercise of the Prior Option;

                           (iv) For Company Stock Options with an exercise price
                  per share of more than $1.25 but not more than $2.00, the whole number of shares issuable upon exercise of the Parent Option shall be 1/6 the number of shares issuable upon exercise of the Prior Option; and

                           (v) For Company Stock Options with an exercise price
                  per share of more than $2.00, the whole number of shares issuable upon exercise of the Parent Option shall be 1/7 the number of shares issuable upon exercise of the Prior Option.

                  The number of shares of Parent Common Stock issuable upon exercise of Parent Options shall be rounded down to the nearest whole number. The per share exercise price for Parent Common Stock issuable upon exercise of Parent Options will be equal to the closing price per share on the Nasdaq National Market of Parent Common Stock on the date of the Effective Time and such options shall be fully vested and immediately exercisable. Each Parent Option issuable hereunder shall be exercisable until the earlier to occur of (i) the remaining term of the associated Prior Option and (ii) the expiration of the one year period following the termination of the Prior Optionee's employment by Parent for any reason."

3.       Article VI shall be amended to add the following Section 6.19:

         "6.19 NOTIFICATION TO COMPANY OPTION HOLDERS. No less than 15 days prior to the Effective Time, the Company shall provide written notice to each holder of Company Stock Options, any portion of which may be exercised prior to the Effective Time or which may become exercisable as a result of the Merger or the transactions contemplated by the Merger prior to or at the Effective Time, describing the effect, if any, that the Merger and the transactions contemplated by the Merger will have upon the vesting and exercisability of such Company Stock Options including but not limited to the acceleration of vesting of such Company Stock Options upon a change of control of the Company and the termination of such Company Stock Options upon a change of control of the Company if not exercised within the period specified applicable to such Company Stock Option. Such written notification shall also include an acknowledgement by such Company Stock Option holder of the receipt of such notice, and a request to return the notice to the Company. The Company shall provide to Parent copies of all such notices and all executed acknowledgements upon Parent's reasonable request prior to the Effective Time."

4. Article VII, Section 7.1 shall be amended to add the following paragraph (h):

         "(h) The stockholder proposal authorizing an amendment to Parent's certificate of incorporation which increases the number of authorized shares of Parent Common Stock from


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                                                               EXECUTION VERSION

65,000,000 to 200,000,000 shall have been approved by the Parent Stockholders by the Required Vote."

5. The Amended Agreement, as amended hereby, remains in full force and effect.

6. Capitalized terms used but not defined herein shall have the meanings designated in the Amended Agreement.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.



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                                                               EXECUTION VERSION

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

 .

                            WOMEN.COM NETWORKS, INC.


                            By: /s/ MARLEEN McDANIEL
                               -------------------------------------------------
                               Name:  MARLEEN McDANIEL
                                    --------------------------------------------
                               Title: PRESIDENT & CEO
                                    --------------------------------------------


                            IVILLAGE INC.


                            By: /s/ STEVE ELKES
                               -------------------------------------------------
                               Name:  STEVE ELKES
                                     -------------------------------------------
                               Title: EXECUTIVE VICE PRESIDENT - OPERATIONS
                                     -------------------------------------------
                                      & BUSINESS AFFAIRS
                                     -------------------------------------------

                            STANHOPE ACQUISITION SUB, LLC


                            By: /s/ STEVE ELKES
                               -------------------------------------------------
                               Name:  STEVE ELKES
                                    --------------------------------------------
                               Title: VICE PRESIDENT
                                     -------------------------------------------



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